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Exhibit 10.26

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

CO-OPERATIVE DEVELOPMENT & SUPPLY AGREEMENT

This Co-operative Development & Supply Agreement ("Agreement") is hereby entered into between:
A123 Systems, Inc.
8 Saint Mary's Street
6th Floor
Boston, MA 02215
("A123")

and

Black & Decker (U.S.), Inc.
701 East Joppa Road
Towson, MD 21286, USA
("B&D")

(each a "Party" and collectively the "Parties")

The effective date of this Agreement shall be September 15, 2004 (the "Effective Date").

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the Parties agree as follows:

PROJECT

        Lithium-Ion Cells—A123 has developed and manufactured a lithium-ion cell, which A123 and B&D believe can be newly developed into a design which is commercially acceptable to B&D.

          1.1    Development    Accordingly, B&D desires that A123 develop a lithium-ion cell, which incorporates such changes in design made pursuant to the terms of this Agreement as will ensure, to the extent practicable, that the developed cell is commercially acceptable to B&D. The lithium-ion cell to be developed ("CELL PRODUCT") is described in the preliminary specification ("SPECIFICATION") attached hereto as Appendix "A" and made a part hereof. A123 shall use its commercially reasonable best efforts to design a CELL PRODUCT that meets the SPECIFICATION. The SPECIFICATION may be amended from time to time by written agreement of the Parties.

          1.2    A123 to Supply PRODUCTS—

            (a)   Subject to Section 1.2(b), in the event that the CELL PRODUCTS meet the SPECIFICATION, B&D may determine to commercially introduce one or more B&D PRODUCTS (as defined below) to the market and upon such determination, A123 shall serve as a supplier of a battery pack incorporating the CELL PRODUCTS (a "PACK PRODUCT;" The CELL PRODUCTS and PACK PRODUCTS are sometimes collectively referred to hereinafter as "PRODUCTS.") to B&D, subject to the terms of this Agreement and any Purchase Agreements which may subsequently be entered into by the Parties. Should B&D choose to purchase only CELL PRODUCTS from A123 it will compensate A123 with a sum which is $[**] per PACK PRODUCT for which A123 would have been entitled to supply under this agreement. A "B&D PRODUCT" shall be defined as a DEWALT branded professional power tool designed by or on behalf of B&D which incorporates the CELL PRODUCT or the PACK PRODUCT. If the CELL PRODUCTS meet the SPECIFICATION and B&D does decide to introduce a DEWALT branded professional power tool with a lithium-ion battery, then subject to B&D's rights not to introduce a B&D PRODUCT pursuant to Section 1.2(b) below, B&D will purchase PRODUCTS from A123 in accordance with the provisions of this Agreement.

            (b)   Notwithstanding the foregoing Section 1.2(a), B&D shall not be required to commercially introduce a B&D PRODUCT to the market, if (i) the commercial introduction of such B&D PRODUCT would be in violation of any applicable law, regulation or industry-wide guideline related to lithium-ion products or (ii) the introduction of a B&D PRODUCT by B&D is commercially unreasonable due to safety and health hazards associated with the use of CELL PRODUCT, PACK PRODUCT or B&D PRODUCT, or (iii) B&D, in its reasonable discretion determines that there are valid commercial reasons for it to not introduce the B&D PRODUCTS into the market, including but not limited to technological advances in the market that render the B&D PRODUCTS obsolete or that are substantially superior in cost or performance.

              (i)    If an alternative lithium-ion battery is available to B&D in the market, such that B&D determines not to introduce the B&D PRODUCTS pursuant to Section 1.2(b)(iii) above, that is comparable or superior to the CELL PRODUCTS and PACK PRODUCTS in specification, safe as determined by B&D, and at a significantly lower cost (a "Lower Cost Battery"), B&D shall notify A123 and A123 will be required to close the cost differential and offer the PACK PRODUCTS and CELL PRODUCTS to B&D at a price that is within [**]% of the cost of the Lower Cost Battery within [**] of the date of notification by B&D. If A123 cannot or is not willing to lower the pricing (not including the Exclusivity Fees set forth in Section 4.6) of the CELL PRODUCTS and PACK PRODUCTS to within [**]% of the price of the Lower Cost Battery, B&D shall have the option to purchase such Lower Cost Batteries from the alternative supplier, and if B&D does replace the PACK PRODUCTS and/or CELL PRODUCTS with the Lower Cost Battery, to terminate this Agreement in its entirety. If B&D does elect to terminate this Agreement hereunder, B&D shall pay to A123 the sum of $[**], and A123 shall have no further remedy against B&D with respect to such termination.

              (ii)   If an alternative lithium-ion battery is available to B&D in the market, such that B&D determines not to introduce the B&D PRODUCTS pursuant to Section 1.2(b)(iii) above, that is safe as determined by B&D's evaluation, and superior enough in performance to the CELL PRODUCTS and the PACK PRODUCTS to place B&D at a competitive disadvantage in the market, as reasonably determined by B&D (a "Superior Battery"), B&D shall notify A123 and A123 will be required to close the performance differential so that the CELL PRODUCTS and PACK PRODUCTS maintain competitive market performance, within [**] of the date of notification by B&D. During the time period that A123 is working toward such performance improvements, B&D shall be permitted to purchase the Superior Batteries from a third party, and such purchases shall count towards the required volume of CELL PRODUCTS or PACK PRODUCTS to be purchased hereunder in order for B&D to maintain its exclusivity rights (as set forth in Article IV). If A123 cannot or is not willing to improve the performance of the CELL PRODUCTS and PACK PRODUCTS within [**] from the date of notification by B&D, B&D shall have the option to purchase the Superior Batteries from the alternative supplier and if B&D does replace the PACK PRODUCTS and/or CELL PRODUCTS with the Superior Batteries, to terminate this Agreement in its entirety. If B&D does elect to terminate this Agreement hereunder, B&D shall pay to A123 the sum of $[**], and A123 shall have no further remedy against B&D with respect to such termination.

            (c)   B&D acknowledges that it is its current intent to develop four B&D PRODUCTS, with a capitalization of $[**], as approved by B&D's Chief Executive Officer. A123 understands, however, that the development of such B&D PRODUCTS is subject to B&D's standard design and milestone process and B&D may determine, at any point during such design and milestone process, not to move forward with the development of a B&D PRODUCT. If B&D does determine not to move forward with such development, B&D shall promptly notify A123, and this Agreement shall terminate in its entirety. Furthermore, B&D may decide to introduce DEWALT branded professional power tools into the market with new battery technology other than lithium-ion (to the exclusion of lithium-ion); upon such a determination, B&D may terminate the Agreement in its entirety Upon a termination of this Agreement as set forth in this Section 1.2(c), B&D shall not be required to pay any amount to A123, nor shall A123 have any further remedy against B&D with respect to such termination.

          1.3   Initial Payment—Prior to the execution of this Agreement by the Parties, B&D paid to A123 the non-refundable sum of [**] Dollars ($[**].

          1.4   Three-Phase Project—It is contemplated that the development of the PRODUCTS will be accomplished in three phases. During such phases, A123 shall use its commercially reasonable best efforts to design a battery cell that meets the SPECIFICATION. The three phases are as follow:

            (a)   Phase 1 (Cell Design and Prototyping).    [**], A123 shall use its commercially reasonable best efforts to build [**] prototype/pilot aluminum 26650 cells that meet the SPECIFICATION requirements ("the Aluminum Prototype PRODUCT"), by December 10, 2004.

              (1)   Within [**] after delivery to B&D, B&D will test the Aluminum Prototype PRODUCTS to confirm that they meet the SPECIFICATION. B&D shall provide promptly to A123 copies of all test results on the PRODUCTS and prototypes. Within [**] of such confirmation, B&D shall pay to A123 a further non-refundable sum of [**] Dollars ($[**]. B&D shall notify A123 if the Aluminum Prototype PRODUCTS do not meet the SPECIFICATION. In such case, A123 shall continue development of the Aluminum Prototype PRODUCTS at A123's expense until the Aluminum Prototype PRODUCTS meet the SPECIFICATION.

              (2)   Phase 2 (Battery Pack Design and Prototyping)—A123 shall use its commercially reasonable best efforts to build and provide to B&D, [**] prototypes of a battery pack sample in accordance with the SPECIFICATION ("the Battery Pack Samples") by April 1, 2005. Within [**] after delivery to B&D, B&D will test the Battery Pack Samples to confirm that they meet the SPECIFICATION within [**] of such confirmation, B&D shall advance A123 a further non-refundable sum of [**] Dollars ($[**]. B&D shall notify A123 if the Battery Pack Samples do not meet the SPECIFICATION. In such case, A123 shall continue development of the Battery Pack Samples at A123's expense until the Battery Pack Samples meet the SPECIFICATION.

            (b)   Phase 3 (Bulk Production)—Upon confirmation by B&D that the Aluminum Prototype Products and the Battery Pack Samples meet the SPECIFICATION, B&D and A123 agree to negotiate in good faith and enter into a Purchase Agreement, in substantially the form attached hereto as Exhibit B, for the purchase by B&D of PRODUCTS from A123. Such Purchase Agreement shall include pricing and volumes as mutually agreed upon by the Parties. In connection with the Purchase Agreement, A123 will procure equipment, tooling and other articles so as to be able to manufacture the volume of commercially acceptable PRODUCTS set forth in the Purchase Agreement.

            (c)   Exclusivity During Project—During the development process of the PRODUCTS pursuant to this Section 1.4, A123 shall not offer or provide lithium based energy sources or any of its intellectual property related thereto to any other companies whose business is the manufacture, marketing or development of products in the Power Tool Field and/or one or more of the Adjacent Fields, as defined in Section 3.1 below.

          1.5    Delays in Bulk Purchase

            (a)   B&D shall purchase commercially acceptable PRODUCTS in bulk by September 1, 2005, or, if later, promptly after A123 delivers commercially acceptable PRODUCTS. A123 agrees to use its commercially reasonable best efforts to deliver commercially acceptable PRODUCTS by September 1, 2005. The Parties acknowledge, however, that B&D's bulk purchase may be delayed for a variety of reasons. If B&D issues its first purchase order for the bulk purchase of commercially acceptable PRODUCTS on or before December 1, 2005, B&D shall incur no monetary penalty. If the issuance of B&D's first purchase order for the bulk purchase of commercially acceptable PRODUCTS is delayed until after December 1, 2005, B&D may be required to make an additional payment to A123, subject to Section 1.5(b) below. The length of the delay will be calculated by (A) counting the number of months between September 1, 2005 and the date of the issuance of B&D's first purchase order for the bulk purchase and prompt shipment of commercially acceptable PRODUCTS, and (B) subtracting from that number the number of months (or parts thereof) of which A123 failure to meet the enumerated deadlines set forth herein has caused a delay in B&D's ability to purchase PRODUCTS . The sum of clause (A) and (B) shall equal the "Total Delay." In calculating the Total Delay, partial months shall be rounded up to the next highest whole number of months.

            (b)   If the Total Delay is more than [**] but not more than [**], B&D shall pay to A123 [**] Dollars ($[**] for each [**] over [**]; if the Total Delay is more than [**] but not more than [**], B&D shall pay to A123 an additional [**] Dollars ($[**] for each [**] over [**]; and if the Total Delay is greater than [**], B&D shall pay to A123 [**] Dollars ($[**] and the Parties agree to negotiate in good faith to determine how best to resolve the situation. Payment for any [**] shall be made promptly after the end of each such [**].

ARTICLE II—INVENTIONS

        Any improvements arising from such development work shall be owned as set forth in this Article II.

          2.1   Definition—"Invention," as used herein, means any invention, whether product, process or equipment, technical information, data, computer program, improvement, design, copyrightable work, or know-how, whether or not patentable, which relates to battery cells, battery packs, chargers for charging battery cells and battery packs which (a) are conceived or first reduced to practice by A123 and/or B&D during the term or in anticipation of, and in connection with, this Agreement, or (b) results from work done pursuant to and during the term of this Agreement.

          2.2   B&D Improvements—Inventions solely conceived by B&D or relating to industrial design shall be solely owned by B&D ("B&D Improvements"). B&D shall grant A123 a royalty-free perpetual worldwide non-exclusive license in any B&D Improvements related to cell chemistry and the cell container (not including the battery pack).

          2.3   A123 Improvements—Inventions solely conceived by A123 and not relating to industrial design shall be solely owned by A123 ("A123 Improvements"). A123 shall grant B&D a royalty-free worldwide non-exclusive perpetual license in any A123 Improvements related to features outside of the cell chemistry and the cell container (including the battery pack).

          2.4   Joint Improvements—Inventions that are jointly conceived by A123 and B&D and not relating to industrial design shall be solely owned by B&D ("Joint Improvements"). B&D shall grant A123 a non-exclusive, worldwide, perpetual, royalty-free, license to any Joint Improvements. During the term of this Agreement, A123 can sublicense the licenses granted under this section only outside the Power Tool Field, as defined in Section 3.1(a) below.

          2.5   Assignment and Filing—A123 shall, upon request by B&D, assign all right, title and interest in the Joint Improvements and all proprietary rights therefore to B&D. A123's owners, employees and consultants will sign all applications for patents, copyrights, and other proprietary rights in and for Joint Improvements in the U.S. and foreign countries. All attorney's fees and government costs relating to said patents, copyrights or other proprietary rights shall be paid by B&D. B&D shall have the sole discretion to decide whether to file or prosecute any patent application, or to otherwise obtain, maintain, or enforce proprietary rights for the Joint Improvements.

ARTICLE III—FIELDS

          3.1    Definitions

            (a)   "Power Tool Field" shall mean [**] power tools, and accessories.

    (b)
    "Adjacent Fields" shall mean products in the fields of [**] products including but not limited to [**].

          3.2   Right of First Refusal in Adjacent Field—During the term of this Agreement and provided that the supply relationship between A123 and B&D remains exclusive as set forth in Article IV below, A123 shall not provide a cell and/or a license thereto to others for use in an Adjacent Field without first approaching B&D pursuant to this section. Beginning on March 1, 2005 and during the term of the Agreement thereafter, A123 may approach B&D with a reasonable business proposal regarding the development or sale of cells for or into an Adjacent Field (the "Proposal"). B&D has [**] to determine if it desires to pursue the development or sale of cells for or into such Adjacent Field and to work with A123 pursuant to A123's Proposal.

            (a)   [**] Products Adjacent Field—If at any time pursuant to this section B&D has a project pending with A123 in the [**] products Adjacent Field, A123 agrees that it shall not supply cells to any companies for use in the same product category for sale in such Adjacent Field. [**] are examples of product categories within the [**] products adjacent field.

            (b)   B&D Acceptance of Proposal—If B&D elects in good faith to accept the Proposal, B&D shall notify A123 in writing of such acceptance. A123 and B&D agree to then negotiate in good faith to enter into a development and supply agreement. In addition, B&D shall have [**] from the notice date to commence development thereunder. If B&D does not commence development of the Proposal within [**] of the notice date and B&D continues to proceed to develop a counter-proposal, B&D shall pay to A123 a commercially reasonable mutually agreed-upon monthly payment beginning [**] after the date A123 presented the Proposal until B&D has commenced development under the Proposal or abandoned the Proposal, whichever is earlier.

            (c)   B&D Rejection of Proposal—If B&D (i) declines the Proposal, (ii) does not use its good faith efforts to commence development thereunder within [**] of accepting the Proposal, or (iii) accepts the Proposal but cannot agree to purchase at least [**] of the volumes set forth in the Proposal, then A123 can present such Proposal to, and engage with, other companies in the Adjacent Field. In any event, however, B&D will be able to develop products for and launch such products in the Adjacent Fields even if B&D declines any Proposal presented to it by A123.

 ARTICLE IV—EXCLUSIVITY

        The subsequent Purchase Agreements entered into by the Parties shall be subject to the restrictions and obligations set forth in this Article IV.

          4.1   Supply During the First Year—During the first 12 months of bulk purchases of commercially acceptable PACK PRODUCTS by B&D from A123, B&D agrees to purchase at least [**] percent ([**]%) of the [**] PACK PRODUCTS required by B&D for the Power Tool Field from A123, and A123 agrees that it shall sell the PACK PRODUCTS for use in the Power Tool Field and Adjacent Fields (subject to the requirements of Article III above and Section 4.8 below) only to B&D and to no other entity, no matter where located.

          4.2   Exclusive Supply for Second Year—Subject to the provisions of Section 4.5 below, during the second 12 -month period, B&D agrees to purchase from A123 at least [**] percent ([**]%) of the PACK PRODUCTS required by B&D for the Power Tool Field. During the second 12-month period of bulk purchases of commercially acceptable PACK PRODUCTS by B&D from A123, A123 agrees that it will sell the PACK PRODUCTS only to B&D for use in the Power Tool Field and Adjacent Fields (subject to the requirements of Article III above and Section 4.8 below), so long as:

            (a)   B&D provides A123 with copies of the capitalization and milestone documents showing the progress of new products to be powered with the A123 cells by August 2005 or prior to the issuance of B&D's first purchase order for a bulk purchase, whichever is later. These documents are to provide evidence of the projected unit volumes, which project an A123 annual requirement of not less than [**] PACK PRODUCTS for the second production year

            (b)   B&D purchases at least [**] PACK PRODUCTS during the first full year of bulk production. If B&D fails to purchase such amount, B&D can maintain at its option the exclusivity for the second year of bulk production so long as B&D pays to A123 a sum which is [**]% of the difference between the purchase price for [**] PACK PRODUCTS and the purchase price of the number of PACK PRODUCTS actually purchased during the first year of bulk production. The payment shall include the additional Exclusivity Fees as defined in Section 4.6 below that would have been paid had B&D purchased [**] PACK PRODUCTS during the first full year of bulk production;

            (c)   B&D commits to purchase from A123 at least [**] PACK PRODUCTS; for the second production year

            (d)   For the [**] period of the second year of bulk production, B&D must purchase at least [**] percent ([**]%) of its minimum total annual requirements of the PACK PRODUCTS in order to maintain the exclusivity for the [**] period of the second year of bulk production. If B&D has not purchased at least [**] percent ([**]%) of its minimum total annual requirements of the PACK PRODUCTS, B&D shall be able to maintain the exclusivity for the [**] period by paying to A123 (1) a sum which is [**]% of the difference between the purchase price of [**] percent ([**]%) of the minimum total annual requirements of the PACK PRODUCTS and the purchase price of the number of PACK PRODUCTS actually purchased during the [**] period of the second year of bulk production and (2) the additional Exclusivity Fees that would have been paid had B&D purchased [**] percent ([**]%) of the minimum total annual requirements of the PACK PRODUCTS in such [**] period. For the [**] period of the second year of bulk production, B&D must purchase at least [**] percent ([**]%) of its minimum total annual requirements of the PACK PRODUCTS in order to maintain the exclusivity for the [**] period of the third year of bulk production. If B&D has not purchased at least [**] percent ([**]%) of its minimum total annual requirements of the

    PACK PRODUCTS during the [**] period of the second year of bulk production, in order to maintain the exclusivity for the [**] period of the third year, B&D at its option may pay to A123 (1) a sum which is [**]% of the difference between the purchase price of [**] percent ([**]%) of the minimum total annual requirements of the PACK PRODUCTS and the purchase price of the number of PACK PRODUCTS actually purchased during the [**] period of the second year of bulk production and (2) the additional Exclusivity Fees that would have been paid had B&D purchased [**] percent ([**]%) of the minimum total annual requirements of the PACK PRODUCTS in such [**] period;

            (e)   If B&D ultimately purchases in the aggregate in the [**] periods of the second year of bulk production at least [**] of the PACK PRODUCTS, and B&D has paid to A123 any payments pursuant to Sections 4.2(d) to maintain exclusivity , A123 shall return such payments to B&D within [**] days after the end of the second year.

          4.3   Exclusive Supply for Third Year—Subject to the provisions of Section 4.5 below, during the third 12 -month period, B&D agrees to purchase from A123 at least [**] percent ([**]%) of the PACK PRODUCTS required by B&D for the Power Tool Field. During the third 12-month period of bulk purchases of commercially acceptable PACK PRODUCTS by B&D from A123, A123 agrees that it will sell the PACK PRODUCTS only to B&D for use in the Power Tool Field and Adjacent Fields (subject to the requirements of Article III above and Section 4.8 below) so long as:

            (a)   B&D has met the obligations and requirements of Section 4.2(d) above;

            (b)   B&D provides A123 by [**] with (1) copy of the capitalization and milestone documents showing the progress of new products to be powered with the A123 cells, and (2) the marketing plans and projections for B&D products powered by the A123 cells launched within [**] of B&D's original bulk purchase of commercially acceptable PACK PRODUCTS. These documents are to provide evidence of the projected unit volumes, which project an A123 annual requirement of not less than [**] PACK PRODUCTS for the third production year;

            (c)   B&D commitment to purchase from A123 at least [**] of its PACK PRODUCTS during the third year of bulk production.

            (d)   For the [**] period of the third year of bulk production, B&D must purchase at least [**] percent ([**]%) of its minimum total annual requirements of the PACK PRODUCTS in order to maintain the exclusivity for the [**] period of the third year of bulk production. If B&D has not purchased at least [**] percent ([**]%) of its minimum total annual requirements of the PACK PRODUCTS during the [**] period of the third year, B&D shall be able to maintain the exclusivity for the [**] period of the third year by paying to A123 (1) a sum which is [**]% of the difference between the purchase price of [**] percent ([**]%) of the minimum total annual requirements of the PACK PRODUCTS and the purchase price of the number of PACK PRODUCTS actually purchased by B&D during the [**] period of the third year and (2) the additional Exclusivity Fees that would have been paid had B&D purchased [**] percent ([**]%) of the minimum total annual requirements of the PACK PRODUCTS in such [**] period;

    For the [**] period of the third year of bulk production, B&D must purchase at least [**] percent ([**]%) of its minimum total annual requirements of the PACK PRODUCTS in order to maintain the exclusivity for the [**] period of the fourth year. If B&D has not purchased at least [**] percent ([**]%) of its minimum total annual requirements of the PACK PRODUCTS during the [**] period of the third year, in order to maintain the exclusivity for the [**] period of the fourth year, B&D at its option may pay to A123 (1) a sum which is [**]% of the difference between the purchase price of [**] percent ([**]%) of the minimum total annual requirements of the PACK PRODUCTS and the purchase price of the number of the PACK PRODUCTS actually purchased during the [**] period of the third year and (2) the additional Exclusivity Fees that would have been paid had B&D purchased [**] percent ([**]%) of the minimum total annual requirements of the PACK PRODUCTS in such [**] period.

            (e)   If B&D ultimately purchases in the aggregate in the [**] periods of the third year at least [**] of the PACK PRODUCTS, and B&D has paid to A123 any payments pursuant to Sections 4.3(d) to maintain exclusivity during the third year, A123 shall return such payments to B&D within [**] days after the end of the third year.

          4.4   Exclusive Supply for Subsequent Years—B&D and A123 agree to negotiate in good faith, on a timely basis, the minimum annual requirements for maintaining the exclusivity in subsequent years.

          4.5   Non-Exclusive Supply to B&D—If B&D does not maintain the exclusivity of supply by A123 pursuant to Sections 4.1 to 4.4 above, A123 shall be free to supply any products to third parties for use in any field, and will still supply PRODUCTS to B&D pursuant to the terms of the Purchase Agreement, on a non-exclusive basis. If B&D does not maintain the exclusivity of supply by A123 pursuant to Sections 4.1 to 4.4 above, B&D may, at its option, terminate this Agreement and any Purchase Agreement between the parties, by providing eighteen (18) months written notice to A123.

          4.6   Exclusivity Fee—During the period of supply exclusivity under Sections 4.1 to 4.4 above, B&D shall pay an additional [**] ($[**]) per cell as an Exclusivity Fee. For any 12-month period of bulk production described in Sections 4.1 to 4.4 above, the Exclusivity Fee shall be lowered to [**] ($[**]) per cell for the remainder of such 12-month period after B&D has purchased [**] percent ([**]%) of its committed volume for any such 12-month period (i.e., [**]% of the minimum total annual requirements for PACK PRODUCTS).

          4.7   Escrowed Information—A123 shall have a second qualified manufacturing source of the PRODUCTS in place by January 1, 2006. A123 shall provide B&D on or prior to March 1, 2005 a contingency plan for the manufacture of the cell powder materials, including placing information sufficient for B&D to manufacture the cells and cell powder materials in escrow ("the Escrowed Information"). The Escrowed Information shall be reviewed by an independent firm chosen by B&D and approved by A123 (who shall not unreasonably withhold such approval) to confirm that the Escrowed Information is sufficient to manufacture the cells and cell powder materials. Such independent firm shall not disclose any of the Escrowed Information to B&D and shall only report to B&D whether the Escrowed Information is sufficient to manufacture the cells and cell powder materials. In the event the Escrowed Information is insufficient to manufacture the cells and cell powder materials, A123 shall supplement the Escrowed Information as necessary. A123 shall maintain the Escrowed Information up to date. The Escrowed Information (and a license to use such information) will be made available to B&D during the term of this Agreement and any Purchase Agreements entered into by the Parties in the event that A123 ceases operations, is unable to supply B&D with the required number of cells meeting B&D's delivery or quality requirements as set forth in the Purchase Agreement(s) between the parties, or is unwilling to meet its obligations hereunder. To the extent that A123 is unable to meet its obligations under this Agreement, A123 will actively cooperate with B&D to remedy such shortfalls. B&D's license to make or have made cells and cell powder materials according to the Escrowed Information will expire within [**] from receipt of a notification from A123 that A123 is able to supply B&D with the required number of cells meeting B&D's delivery and quality requirements, as set forth in the Purchase Agreement(s) between the parties. Such [**] period is intended to allow the phase-out of the B&D or third party manufacture and the phase-in of A123 manufacture. The parties shall negotiate in good faith any extensions of the phase-out/phase-in period due to B&D's commercial necessities. B&D shall pay to A123 $[**] per cell manufactured by B&D or a third party designated by B&D under this Section.

          4.8   Possible Supply in Adjacent Fields—B&D agrees to coordinate with A123 in connection with the deployment of A123's lithium battery technologies to maximize sales opportunities in the Adjacent Fields, and as such will offer new lithium-ion application opportunities in these fields first to A123.

ARTICLE V—CONFIDENTIALITY

          5.1   Definition—INFORMATION, as used herein, means any business or technical information, including without limitation any drawing, disclosure, design, data, report, calculation, computer programs, model, component part, patent application, or the like of the disclosing party which the receiving party develops, learns, or gains access to during the course of and as a result of work performed pursuant to the terms of this Agreement, excluding any information or object: (a) which is publicly known as of the EFFECTIVE DATE, (b) which becomes publicly available subsequent to the EFFECTIVE DATE through no fault of the receiving party, (c) which is known or possessed by the receiving party before receipt from the disclosing party, (d) which is disclosed at any time to the receiving party by a third party not under binder of confidentiality to the disclosing party, or (e) becomes subject to legal process or applicable law that requires disclosure of any INFORMATION, in which case the Party subject to such legal process shall notify the other Party of such required disclosure as promptly as possible (and prior to disclosure, if permissible) and shall take all actions as may be reasonably necessary to keep the INFORMATION confidential, including all actions that such Party takes to preserve the confidentiality of its own INFORMATION. INFORMATION shall also include the existence and/or subject matter of this Agreement and relationship between the Parties.

          5.2   Confidentiality—Each Party will maintain in confidence all INFORMATION disclosed to it by the other Party and will not use or disclose the INFORMATION to a third party (a) except in connection with the performance of its obligations hereunder or when necessary to contract for services needed to perform this Agreement, (b) except pursuant to a license granted under this Agreement or as permitted by Section 4.7, or (c) unless authorized in writing by the disclosing party. The obligations of non-disclosure and non-use under this Agreement shall not apply to any information unless, if tangible, such INFORMATION is labeled or tagged "CONFIDENTIAL" at the time of disclosure, or if intangible, is noted as Confidential at the time of disclosure and reduced to a writing labeled "CONFIDENTIAL" and sent to the receiving party within thirty 30) days of its disclosure to the receiving party by the disclosing party.

          5.3   Confidentiality Term—All obligations of the Parties pursuant to Section 5.2 above shall survive any termination or expiration of this Agreement and shall expire [**] from the termination of this Agreement.

ARTICLE VI—TERM AND TERMINATION

          6.1   Term—This Agreement shall commence on the date the last Party to execute signs the Agreement ("Effective Date") and continues for up to three (3) years after commencement of bulk production of commercially acceptable PRODUCTS. Such period may be extended as necessary by approval of both Parties.

          6.2   Termination for Breach—This Agreement may be terminated upon written notice by either Party (the "non-defaulting Party") if the other Party materially fails to perform any material obligation imposed on it by this Agreement, provided that if such breach is by its nature curable, the non-defaulting Party shall have previously given the other Party not less than [**] calendar days advance written notice of intent to terminate, stating with particularity the breach and the steps required to cure such breach, and provided further that the other Party has failed to cure the specified breach within such [**] day period.

          6.3   Termination for Insolvency—This Agreement may be terminated by a Party without penalty immediately upon giving notice, if proceedings under any bankruptcy, insolvency or similar legislation are instituted (and not withdrawn or terminated within 60 days) by or against the non-terminating Party, or the non-terminating Party makes an assignment for the benefit of creditors, or a receiver is appointed for all or a substantial part of the non-terminating Party's assets.

          6.4   Termination for Delivery Delay—This Agreement may be terminated immediately by B&D at B&D's option if A123 fails to deliver by December 15, 2005, the Aluminum Prototype PRODUCTS and the Pilot Cell Samples called for in Section 1.4(a)(1) that meet the SPECIFICATION. This Agreement may be terminated immediately by B&D at B&D's option if A123 fails to deliver by May 15, 2006, the Battery Pack Samples called for in Section 1.4(a)(2) that meet the SPECIFICATION.

          6.5   Termination in the Event of Loss of Exclusivity—This Agreement may be terminated in accordance with the provisions of Section 4.5.

          6.6   Termination for Other Reasons—This Agreement may be terminated in accordance with the provisions of Section 1.2.

          6.7    Effect of Termination—

            (a)   Neither the expiration nor termination of this Agreement shall relieve either Party of its obligation to make any and all payments that have come due under this Agreement prior to the date of termination, nor shall it relieve either Party of obligations incurred prior to termination, which by their nature or term survive termination; other than the foregoing, however, upon expiration or termination of this Agreement, the parties shall have no further obligations to each other.

            (b)   If B&D terminates this Agreement prior to the completion of a phase detailed in Section 1.4(a) above, B&D will not be liable for the payments due upon completion of such phase or the later phases.

ARTICLE VII—MISCELLANEOUS

          7.1   Governing Law—This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to its conflicts of law principles.

          7.2   Assignability—Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party hereto, except that B&D may assign this Agreement to an affiliate without the prior written consent of A123.

          7.3   Entire Agreement; Modification—This Agreement together with the Exhibits attached hereto which are incorporated into said Agreement and become a part thereof, This Agreement together with the Exhibits sets forth the entire agreement between the Parties relating to the subject matter hereunder and any representation, promise, agreement or condition therewith not incorporated herein shall not be binding upon either Party. No change, modification, extension or renewal of this Agreement shall be binding unless made in writing and signed by authorized representatives of both Parties.

          7.4   Public Announcement—The Parties shall not disclose, advertise or publish the terms and conditions of this Agreement without the prior written consent of the other Party. Each Party shall consult with the other Party before issuing any press releases or other public statements regarding the existence or nature of this Agreement, or regarding the Parties' execution, performance or benefit hereunder.

          7.5   Nature of Relationship—For the purposes of this Agreement, the Parties are deemed to be independent contractors. It is expressly agreed that this Agreement and the relationship between the Parties hereby established do not constitute a partnership, joint venture, agency or contract of employment. No Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, except as authorized in writing by the Party to be bound. No Party shall bind nor attempt to bind the other to any contract or to the performance of any obligation, nor represent to third parties that it has any right to enter into any obligation on the other's behalf.

          7.6   Partial Invalidity—If and to the extent that any court of competent jurisdiction or arbitrator holds any provision (or part thereof) of this Agreement to be invalid, illegal, or unenforceable, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision (or part thereof) shall be severed, and the remaining provisions of this Agreement shall remain in effect.

          7.7   Waiver—ailure of either Party to enforce any provision of this Agreement shall not be deemed a waiver of future enforcement of that or of any other provision.

          7.8   Counterparts—This Agreement and any related amendments or other documents or instruments between or among the Parties may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          7.9   Notice—Any notice required or permitted hereunder must be in writing and be either (i) personally delivered; (ii) delivered by courier, overnight delivery, facsimile or similar means providing for proof of service; or (iii) sent by mail, postage prepaid (which shall be registered or certified mail, return receipt requested); properly addressed to the Party entitled to receive such notice or communication at the address for such Party set forth below or at such other address as the intended recipient shall have previously designated by written notice to the sender. Notice shall be effective on the date that it is delivered or, if mailed as provided above, three (3) days after the date of mailing.

        WITH INTENT TO BE BOUND, the Parties have executed this Agreement on the dates indicated below.

BLACK & DECKER (U.S.) INC:		A123:
BLACK & DECKER (U.S.) INC		A123 SYSTEMS, INC.
By:	/s/ Jamie S. Mann	By:	/s/ David P. Vieau
Printed Name	Jamie S. Mann	Printed Name	David P. Vieau
and Title:	Director of North American Sourcing and Global Battery Sourcing	and Title:	President & CEO
Dated:		Dated:

Address:		Address:

 AMENDMENT TO COOPERATIVE DEVELOPMENT
AND
SUPPLY AGREEMENT

        THIS AMENDMENT TO COOPERATIVE DEVELOPMENT AND SUPPLY AGREEMENT (this "Amendment") is made effective as of the 18th day of August, 2005, by and between Black & Decker (U.S.) Inc., a Maryland corporation ("B&D"), A123 Systems, Inc., a Delaware corporation ("A123").

R E C I T A L S

        A.    B&D and A123 have entered into a Cooperative Development and Supply Agreement (the "Agreement"), dated as of January 20, 2005, pursuant to which the parties are developing a lithium-ion cell for commercial production. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Agreement.

        B.    Subject to the terms of the Agreement, B&D was to begin purchasing PRODUCTS in bulk by September 1, 2005, or, if later, promptly after A123 delivers commercially acceptable PRODUCTS. The parties now desire to increase the planned purchase volumes from a maximum of [**] PRODUCTS per month to [**] PRODUCTS per month. In order to begin bulk purchases earlier and to increase its production capacity, A123 will be required to invest approximately $[**] in additional capital in new tooling and equipment, and B&D is willing to loan such amount to A123.

        C.    The parties desire to amend the Agreement, subject to the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the mutual premises, representations, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Tooling.    Promptly after the execution of this Amendment, A123 will place an order to purchase the additional tooling required to manufacture the PRODUCTS (the "New Tooling"), and will send to B&D an invoice equal to the amount of the purchase price of the New Tooling, or approximately US$[**] (the "Loan Amount"). Within [**] days after B&D's receipt of such invoice, B&D will pay to Al23 the Loan Amount. All such New Tooling shall be and shall remain the property of B&D until the Loan Amount is repaid to B&D in accordance with the terms of this Amendment. It shall be plainly identified by A123 as "Property of Black & Decker (U.S.) Inc." and shall be safely stored and not used except in filling B&D's orders hereunder. The property, while in A123's custody, shall be maintained in good condition, normal wear and tear accepted, at A123's expense and shall be kept insured by A123 at A123's expense in an amount equal to the replacement cost, with loss payable to B&D. A123 shall furnish to B&D a certificate of insurance evidencing A123's compliance with the provisions of this Section 1. B&D's property may be removed by B&D at any time in accordance with Paragraph 5 below, in the event that A123 is in material breach of any of the provisions of the Agreement, this Amendment, or any Purchase Agreement entered into by A123 and B&D or any affiliated B&D entity, and such material breach is not cured within [**] days of written notice thereof. Immediately upon repayment or satisfaction of the Loan Amount by A123, all such tooling shall become the property of A123 and at the request of A123 and without further consideration, B&D shall execute and deliver such instruments of sale, transfer, conveyance and assignment and take such actions as A123 may reasonably request to more effectively transfer, convey and assign to A123, and to confirm A123's rights to, title in and ownership of, all such tooling and to place A123 in actual possession and operating control thereof.

1

2.    Repayment of Loan Amount.

          a.     Beginning [**] after A123's receipt of written authorization from B&D to initiate bulk production of the PRODUCTS, A123 promises to pay to B&D the Loan Amount, as described below:

      i.    When B&D's Average Run Rate (as defined below) reaches [**] PRODUCTS per [**], A123 shall pay to B&D [**]% of the Loan Amount, or approximately US$[**].

      ii.    When B&D's Average Run Rate reaches [**] PRODUCTS per [**], A123 shall pay to B&D an additional [**]% of the Loan Amount, or US$[**].

      iii.    When B&D's Average Run Rate reaches [**] PRODUCTS per [**], A123 shall pay to B&D an additional [**]% of Loan Amount, or US$[**].

      iv.    When B&D's Average Run Rate reaches [**] PRODUCTS per [**], A123 shall pay to B&D the final [**]% of Loan Amount, or US$[**].

          b.     B&D's "Average Run Rate" shall mean, for periods beginning [**] after the initiation of bulk purchases by B&D, B&D's average of the [**] purchases of PRODUCTS over the previous [**] and the forecasted purchases for the upcoming [**].

          c.    All payments required to made above shall be made by A123 by check or by wire transfer of immediately available funds, to B&D at 701 E. Joppa Road, Towson, Maryland 21286, Attention:                                    or to an account designated by B&D, by the [**] in which B&D achieves the Average Run Rates set forth above.

3.    Notwithstanding the foregoing Section 2, beginning [**] after A123's receipt of written authorization from B&D to initiate bulk production of the PRODUCTS, in any [**] during which A123 is using the New Tooling and A123 has not yet repaid the Loan Amount in full, B&D will receive a credit equal to $[**] per PRODUCT, for each PRODUCT in excess of [**] PRODUCTS that it purchases from A123 during such [**]. The aggregate credit received by B&D from A123 will be subtracted from the amount of the Loan Amount to be repaid from time to time, when B&D achieves the Average Run Rates set forth above.

4.    In consideration for the foregoing, A123 agrees that the exclusive supply period set forth in Section 4.3 of the Agreement shall be extended for an additional [**] period, so that, assuming that B&D complies with all other provisions of Section 4.3 regarding maintaining exclusivity, at the end of the second [**] period of the third year of bulk production, A123 shall, for an additional [**] period, sell the PACK PRODUCTS for use in the Power Tool Field and Adjacent Fields only to B&D and to no other entity, no matter where located.

5.    In the event that B&D elects to remove it's property from A123 pursuant to its right to do so set forth in Paragraph 1 above, then:

          a.     B&D shall provide A123 with [**] days' prior written notice of such proposed removal;

          b.    in the event that B&D desires to sell such property to a third party,

            i.    B&D shall do so through an agent and maintain in confidence the identity of A123 and B&D and the specific use of the property, and

            ii.    B&D shall provide A123 with a right of first refusal to purchase the property on the same terms and conditions available to any bona fide third party desiring to purchase the property.

6.    In the event of any conflict between the terms of this Amendment and the terms of the Agreement, this Amendment shall control. Except as amended herein, all provisions of the Agreement shall remain in full force and effect.

[Remainder of page blank, Signatures on Next Page]

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        IN WITNESS WHEREOF, the parties hereto have read and executed this Agreement and have set their hands and seals hereto as of the day and year first above written.

ATTEST:	Black & Decker (U.S.) Inc.
	By:	/s/ John W. Schmidt	(SEAL)

Name: John W. Schmidt Title: Group Vice President
ATTEST:	A123 Systems, Inc.
	By:	/s/ David P. Vieau	(SEAL)

Name: David P. Vieau Title: President & CEO

3

 AMENDMENT TO
CO-OPERATIVE DEVELOPMENT & SUPPLY AGREEMENT

This Amendment to Co-operative Development & Supply Agreement ("Amendment") is hereby entered into between:

A123 Systems, Inc.
The Arsenal on the Charles
1 Kingsbury Avenue
Watertown, MA 02472
("A123")

and

Black & Decker (U.S.), Inc.
701 East Joppa Road
Towson, MD 21286, USA
("B&D")

(each a "Party" and collectively the "Parties")

The effective date of this Amendment shall be July 1, 2006 (the "Effective Date").

RECITALS:

  1.    The Parties entered into a Cooperative Development & Supply Agreement effective as of September 15, 2004 (the "CDSA"), pursuant to which A123 developed certain CELL PRODUCTS (as defined therein) for B&D. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the CDSA.

  2.    B&D currently purchases PACK PRODUCTS from A123, pursuant to the terms of the CDSA.

  3.    The Parties now desire to amend the CDSA, to clarify certain provisions and to provide that A123's manufacture of 28 volt battery pack systems for B&D is included within the terms of the CDSA, on the terms and conditions set forth herein.

        NOW THEREFORE, In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the Parties agree as follows:

1.    Products.    The Parties agree that PACK PRODUCTS that A123 is currently manufacturing and selling to B&D may include the 28 volt battery pack PN:627243 that A123 is currently working to manufacture for B&D (the "28V PACK"), in accordance with the terms of the May 18, 2006 quotation provided by A123 to B&D, attached hereto as Exhibit A. The 28V PACK incorporates the CELL PRODUCTS manufactured by A123 pursuant to the Agreement, and shall be deemed to be a PACK PRODUCT for all purposes of the Agreement.

2.    Exclusivity.    For the avoidance of doubt, purchases by B&D of the 28V PACKS from A123 shall be included to determine if B&D has met its purchase obligations under Article IV of the Agreement.

3.    Purchase of CELL PRODUCTS.    The parties agree that B&D may purchase CELL PRODUCTS from A123. If any such purchases of CELL PRODUCTS only are made by B&D for third-party pack assemblers to incorporate into 28 or 36 volt packs, then B&D shall compensate A123 as set forth in Section 1.2(a) of the Agreement by paying to A123 $[**] per PACK PRODUCT assembled by such third-party pack assemblers. If any such purchases of CELL PRODUCTS only are made by B&D for third-party pack assemblers to incorporate into B&D's Omega 3 or other pack, however, then B&D may purchase CELL PRODUCTS from A123 for inclusion in such Omega 3 or other pack [**]. The parties further acknowledge and agree that B&D may have any such CELL PRODUCTS purchased

1

separately assembled into a pack by other third-party pack assemblers; provided, however, that (A) B&D shall not supply CELL PRODUCTS purchased from A123 for pack assembly to any third-party pack assembler, if (i) such third-party pack assembler is also a lithium-ion cell competitor of A123, (ii) the majority-owner of such third-party pack assembler is a lithium-ion cell competitor of A123 or (iii) such third-party pack assembler or any of its affiliates has provided, or is then providing, pack assembly services to A123 as A123 may notify B&D from time to time, and (B) B&D shall only supply CELL PRODUCTS purchased from A123 for pack assembly to a third-party pack assemblers if B&D complies with Section 4 of this Amendment with respect to such third-party pack assembler. With respect to clause (A) (iii) above, (Y) A123 hereby notifies B&D, and B&D acknowledges, that [**] is currently providing pack assembly services to A123, and (Z) A123 agrees that if a third-party pack assembler is already providing pack assembly services to B&D when it begins to perform pack assembly services for A123, B&D shall not be precluded from continuing to use such third- party pack assembler. Further, notwithstanding clause (A) of this Section 3, A123 hereby agrees that B&D may supply CELL PRODUCTS purchased from A123 for pack assembly to [**] or [**].

4.    Protection of Intellectual Property.    B&D shall only supply CELL PRODUCTS purchased from A123 for pack assembly to a third-party pack assembler if (A) such third-party pack assembler agrees in writing to be bound to confidentiality terms protecting A123's Confidential Information in the CELL PRODUCTS substantially equivalent to the confidentiality terms set forth in Article V of the CDSA, (B) such third-party pack assembler agrees in a binding writing not to (i) disassemble, de-compile, reverse engineer, or otherwise attempt to discover the source code of the CELL PRODUCTS, (ii) utilize the CELL PRODUCTS except for the purpose of assembling battery packs for sale to B&D or its affiliates that contain the CELL PRODUCTS nor (iii) remove any proprietary notices or labels on the CELL PRODUCTS. B&D hereby agrees to indemnify A123 for any and all claims, damages, and losses arising from B&D's breach of this Section 4 or a third-party pack assembler's breach of the provisions imposed on them by B&D pursuant to clauses (A) and (B) of this Section 4; however, in no such event shall B&D be liable to A123 hereunder for any incidental or consequential damages.

5.    Amendment to Contract Manufacturing Agreement.    Promptly after the execution of this Amendment, the parties agree to execute an amendment to the Contract Manufacturing Agreement entered into between the A123 and B&D's affiliate, Black & Decker Macao Commercial Offshore Limited, effective as of March 1, 2006, to expressly provide for the purchase of Cells as set forth herein.

6.    Change of Address.    A123 hereby notifies B&D, and B&D hereby acknowledges, that A123's address for notice pursuant to Section 7.9 of the Agreement is hereby changed to the address first set forth above.

7.    Ratification.    The Agreement, as modified or amended herein, is hereby ratified by the Parties and remains in full force and effect in accordance with its terms.

        WITH INTENT TO BE BOUND, the Parties have executed this Amendment as of the Effective Date set forth above.

B&D:		A123:
BLACK & DECKER (U.S.) INC		A123 SYSTEMS, INC.
By:	/s/ Vishak Sankaran	By:	/s/ David P. Vieau
Printed Name	Vishak Sankaran	Printed Name	David P. Vieau
and Title:	VP, Global Sourcing	and Title:	President & CEO
Dated:	11-2-06	Dated:	11-3-06
Address:	701 E Joppa Rd.	Address:	1 Kingsbury Ave.
	Townson, MD 21286		Watertown, MA 02472

2

 EXHIBIT A
Quotation

Date: May 18, 2006

To: [**], Global Supply Manager, Batteries DeWalt

Mr. [**]:

        A123 Systems is pleased to provide this quotation per your 28 volt battery pack PN: 627243. This budgetary quotation is based on the disclosed specification requirements and constitutes a good faith estimate by A123 Systems based on available information, experience, and best practices. Our proposed pack solution shall require continued discussion as the technical requirements may change during the development of this battery pack. As specifications change, the final pricing will need to be adjusted accordingly. Please find below our proposed pack and level of compliance with each of the specification provided in you RFQ delivered April 13, 2006.

RFQ requirements

Category	Specification/Requirement	Compliance & Comment
28V Lithium Ion Battery Pack	As per RN 627243 Bill of Materials BOM. Nominal Voltage: 27.2 V Operating Voltage Range: 16- 27.2V Recommended charge Max Voltage allowable: 28.8 V	Comply [**] Series configuration of the ANR26650M1 form factor cells with plastic top & bottom housing, end caps, sense springs. This does NOT include the [**].
28V Test Plan	As per 640279-XLSI Test	Comply
Incoming inspection QC quality control for [**]	As per 641917-PDRl inspection criteria	Comply
Battery pack production and outgoing quality control plan	As per 643075-PDF1 inspection criteria Including destructive test requirements	Comply
End of Line (EOL) Testing	Battery pack EOL tester rev. 5	Comply
[**] Tester	Battery pack [**] 638399-01 RO V2	Comply

3

 Quotation

Pack Description

Integrated 28 volt battery pack per DeWalt PN: 627243-00 specification. This pack meets above specifications and consists of [**] ANR26650M1 lithium ion cells, configured in series.

Pricing

Manufacturing Location	Price
China	$[**]
Taiwan	$[**]
Estimated Volume	[**] packs per year

Note:    This price does NOT include the [**] price, quoted per B&D instructions in the RFQ. Exclusivity fee is included. Final price will be based upon final design and inclusion of the [**], once the price has been finalized between B&D and Delta Electronics.

Non Recurring Expenses (NRE)

Tooling and manufacturing fixtures to be determined (TBD) and will be based upon final design and manufacturing requirements. No tooling or manufacturing fixtures are included in this quotation. All NRE will require a separate purchase order and be billed separately. The billing schedule is [**]% upon start of tooling, [**]% at first tools and [**]% upon completion of tooling / fixtures.

Sample Builds

ESL, MSL prices will be quoted prior to the start of the build. Pricing will be reflected of actual part costs, expedite fees, labor and scrapped materials for that particular build. Purchase orders must be received prior to the procurement of components for the sample lot build.

Terms & Conditions

Payment: Terms:    TT [**] days—per contract manufacturing agreement

FOB:    point of origin TBD (based on quotation acceptance)

Cancellation:    If cancellation after design has been initiated, All NRE's, parts procured and labor will be billed at applicable rates. If cancellation occurs after production is initiated, All NRE's, parts procured, labor and [**]% of the total production purchase order will be billed.

Expiration of this quotation:    June 30, 2006

Thank you for the opportunity to provide this quotation for your consideration. We look forward to launching the 28 volt battery pack with DeWalt with the same success we have had with the Nirvana battery. Please feel free to contact me at your convenience with any questions or concerns.

Best Regards,
/s/ Guy Hudson
Guy Hudson VP, Sales
A123 Systems, Inc (617) 778-5739 direct
CC:
D. Vieau
E. Bednarcik

4

Amendment to Co-operative Development and Supply Agreement
and Contract Manufacturing Agreement

This Amendment is made and entered into as of March 30, 2007 (the "Effective Date") by and among Black & Decker (U.S.), Inc., 703 East Joppa Road, Towson, MD 21286, USA and its affiliated companies, Black & Decker Macao Commercial Offshore Limited and BDC International Limited (collectively, "B&D") and A123 Systems, Inc., Arsenal on the Charles, One Kingsbury Avenue, Watertown, MA 02472 ("A123") in order to amend and supplement the Co-operative Development and Supply Agreement dated as of September 15, 2004, as amended, (the "CDSA") and the Contract Manufacturing Agreement dated as of March 1, 2006 (the "CMA"), collectively referred to herein as the "Agreements."

Unless expressly provided herein, the defined terms in the Agreements shall have the same meaning when used in this Amendment.

In consideration of the mutual covenants and agreements contained herein, and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    The CMA is hereby amended and supplemented as follows:

  As of the Effective Date, BDC International Limited, with a principal office located at 4/F, 2 Dai Wang Street, Tai Po Industrial Estate, Tai Po, New Territories, Hong Kong ("BDCI"), shall (i) be added as a party to the CMA, and (ii) be entitled to purchase the A123 CELL PRODUCTS specified in Exhibit A attached hereto (and not any other Products, as defined in the CMA) in accordance with and subject to the terms and conditions of the CMA to the same extent that Black & Decker (as defined in the CMA) is entitled to purchase Products under the CMA, except as may be otherwise mutually agreed by the parties in writing or as may be specified in Exhibit A. The Parties to the CDSA acknowledge and agree to the foregoing.

2.    Except as amended hereby, the Agreements are hereby ratified by the applicable parties to each such agreement and shall remain in full force and effect. This Amendment, together with the Agreements, contains the entire agreement of the parties hereto and supersedes all earlier agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

The parties to this Amendment have caused this Amendment to be executed by their respective authorized representatives as of the Effective Date.

		Black & Decker (U.S.), Inc.		A123 Systems, Inc.
By:	/s/ R. Mitchell	By:	/s/ Bruce Brooks	By:	/s/ Michael Rubino
Name:	R. Mitchell	Name:	Bruce Brooks	Name:	Michael Rubino
Title:	VP Purchasing	Title:	President CPG	Title:	CFO
BDC International Limited		Black & Decker Macao Commercial Offshore Limited
By:	/s/ M. Dumenil	By:	/s/ Vishak Sankaran
Name:	M. Dumenil	Name:	Vishak Sankaran
Title:	General Manager	Title:	V.P. Global Sourcing WWPTA

2

Exhibit A

CELL PRODUCTS:

18650 Cell - as made available by A123 to its customers generally and in accordance with the terms of the quotation(s) provided by A123 to BDCI referencing the Agreements.

ADDITIONAL TERMS AND CONDITIONS (if any):    NONE.

3

AMENDMENT TO
COOPERATIVE DEVELOPMENT & SUPPLY AGREEMENT

        THIS AMENDMENT TO COOPERATIVE DEVELOPMENT & SUPPLY AGREEMENT (the "Amendment") is made effective as of September             , 2007, by and between A123 Systems, Inc., a Delaware corporation, with offices at The Arsenal on the Charles, 321 Arsenal Street, Watertown, MA 02472 ("Contractor"), and Black & Decker (U.S.) Inc., a Maryland corporation, of 701 East Joppa Road, Towson, Maryland 21286 ("Black & Decker").

EXPLANATORY STATEMENT

        A.    The parties hereto have entered into a Cooperative Development & Supply Agreement, dated as of September 15, 2004, as amended by an Amendment dated August 18. 2005, an Amendment dated July 1, 2006, and an Amendment dated March, 2007 (together, the "CDSA"), pursuant to which the parties have developed a lithium-ion cell for commercial production. Capitalized terms used herein but not defined shall have the meaning given to them in the CDSA.

        B.    The CDSA defines the fields in which Black & Decker has the exclusive right to sell Pack Products or Cell Products. The parties now desire to amend the Agreement so that Black & Decker will waive its Right of First Refusal in the Adjacent Field with respect to the opportunity for development of a [**] (as defined below) and will permit A123 to sell Pack Products or Cell Products into an Adjacent Field for the same opportunity, subject to certain restrictions, all as set forth below.

        NOW, THEREFORE, in consideration of the Explanatory Statement, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

        1.     For purposes of this Amendment, a [**] shall be defined as a [**] having a total [**]; shall not include a [**]; shall not have [**]; shall not have a [**] (shall not be a [**]); and shall not be a [**].

        2.     Pursuant to Section 3.2 of the CDSA, A123 has approached Black & Decker with a reasonable business proposal regarding the development and sale of cells into the Adjacent Field of [**]. Specifically, A123 desires to develop and manufacture cells for an [**] ("Manufacturer") for Manufacturer's use with its [**]. Black & Decker hereby waives its Right of First Refusal with respect to this opportunity and agrees that A123 may develop and manufacture cells for Manufacturer for use with its [**], subject to the terms and conditions set forth in this Amendment.

        3.     A123 agrees that:

        (a)   any intellectual property associated with cell developments that is developed and owned solely by A123 in connection with the development of cells for Manufacturer for use with its [**] ("New IP") shall first be made available to Black & Decker for use consistent with Black & Decker's rights under the CDSA before A123 offers such New IP for the use of any other entity (other than Manufacturer).

        (b)   A123 will not enter into any exclusivity agreements with Manufacturer or any other entity related to the New IP, that would restrict Black & Decker's access to, or ability to use, the New IP, or Black & Decker's ability to participate in the Adjacent Field of [**].

        (c)   the selling price for any cells that A123 sells to Black & Decker for use in the Adjacent Field of [**] shall at no time exceed the lowest price at which such cells are offered to any of A123's other customers purchasing in like quantities and terms. In the event that, prior to the shipment under Black & Decker's purchase order, A123 sells or offers to sell cells to the Manufacturer at lower prices and or on terms more favorable than those stated in Black & Decker's purchase order, A123 shall notify Black & Decker of the same and the prices and or terms herein shall be deemed automatically revised to equal the lowest price and or most favorable terms at which A123 shall have sold or shall have offered such cells and payments shall be made accordingly. In the event Black & Decker shall become entitled to such lower prices but shall have made payment at any price in excess thereof, A123 shall promptly credit the difference in price to Black & Decker.

        4.     In consideration for Black & Decker's agreements hereunder, A123 further agrees that Black & Decker shall receive an annual credit towards its annual requirement of purchases under Article IV of the CDSA, equal to [**] Pack Products. This credit shall be applied by A123 to Black & Decker's purchases during each 12-month period used by the Parties to determine if Black & Decker has met its obligations with respect to maintaining exclusivity, as set forth in Article IV of the CDSA.

        5.     Except as amended hereby, all other provisions of the CDSA shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment to Cooperative Development & Supply Agreement as of the day and year set forth above.

BLACK & DECKER (U.S.) INC:		A123 SYSTEMS, INC.
By:	/s/ Vishak Sankaran	By:	/s/ Dave Vieau
Printed Name		Printed Name
and Title:	V.P. Global Sourcing	and Title:	Dave Vieau, CEO

2

AMENDMENT TO THE
CO-OPERATIVE DEVELOPMENT & SUPPLY AGREEMENT

This Amendment to the Co-operative Development & Supply Agreement ("Amendment") is hereby entered into between:

A123 Systems, Inc.
The Arsenal on the Charles
321 Arsenal Street
Watertown, MA 02472 ("A123")

and

Black & Decker (U.S.), Inc.
701 East Joppa Road
Towson, MD 21286, USA
("B&D")

(each a "Party" and collectively the "Parties")

The effective date of this Amendment shall be December 19, 2007 (the "Effective Date").

RECITALS:

  1.    The Parties entered into a Cooperative Development & Supply Agreement effective as of September 15, 2004, as subsequently amended on August 18, 2005, July 1, 2006, and March 30, 2007, respectively, (collectively, the "CDSA"), pursuant to which A123 developed certain CELL PRODUCTS (as defined therein) for B&D. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the CDSA.

  2.    The Parties now desire to amend and supplement the CDSA, to modify certain provisions, including without limitation, the Exclusivity provisions in Article IV that govern the calculation of B&D's purchase requirements and exclusivity payments, on the terms and conditions set forth herein.

        NOW THEREFORE, In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the Parties agree as follows:

1.
The CDSA is hereby amended and supplemented as follows:

  A. Section 4.6.    Delete Section 4.6 in its entirety and replace it with the following new Section 4.6:

  4.6    Exclusivity Fee—(a) During the period of supply exclusivity under Sections 4.1 to 4.4 above, B&D shall pay an additional [**] ($[**]) per 26650 CELL and [**]($[**]) per 18650 CELL as an Exclusivity Fee (subject to subparagraph (c) of this Section 4.6 below), which shall be calculated based on the applicable Cell count per PACK PRODUCT as illustrated below.

  (b)    For purposes of determining if B&D has met its obligations under Sections 4.2, 4.3 and 4.4 with respect to minimum volume purchases to maintain exclusivity, credit will be given for PACK PRODUCTS being purchased based on the following: a PACK PRODUCT containing [**] 26650 Cells at $[**] each or $[**] total, or a PACK PRODUCT containing [**] 18650 Cells at $[**] each or $[**] total, will each be equal to one unit. The following examples are provided for purposes of illustrating how the foregoing calculation metric will be applied:

    Example 1:

    [**] cell Omega3 pack (using 18650 Cells) will be worth [**] in exclusivity payments
    [**]Therefore each Omega3 pack will count towards [**]% of a PACK PRODUCT unit

    Example 2:

    [**] cell [**] pack (using 18650 Cells) will be worth [**]in exclusivity payments

    [**] Therefore, each [**] pack will counts towards [**] PACK PRODUCT units

  (c)    The parties agree that as of the Effective Date, B&D may determine whether or not it will pay the Exclusivity Fee on the Cells it purchases from A123 for certain applications provided that B&D shall promptly notify A123 in writing of such determination. If B&D determines that it will not pay the Exclusivity Fee for Cell purchases for such specific applications, then no credit toward PACK PRODUCT units purchased for purposes of maintaining exclusivity will be given to B&D for the Cells purchased for that application. An example is the current [**] program whereby B&D does not to pay the $[**] exclusivity fee on the Cells for that application. Therefore, the [**] will be excluded from counting towards PACK PRODUCT exclusivity volume requirements. The foregoing shall not change, and shall have no impact on, the existing applications for which B&D currently pays the non-refundable Exclusivity Fee or the definition of the Fields in which B&D maintains exclusivity under Article IV.

2.    Within [**] days after the end of each month during the term of the Agreement, A123 shall invoice B&D for the Exclusivity Fee due based on net purchases made by B&D in the prior month, and shall provide the following supporting information: (a) Number of Cells purchased by B&D directly from A123, (b) Number of Cells A123 has shipped and invoiced to STL or such other third party pack manufacturer identified by B&D, and (c) Number of Cells returned to A123 by STL or such other third party pack manufacturer identified by B&D, and credited back. Payments of the Exclusivity Fee shall be due by B&D to A123 within [**] days after B&D's receipt of the invoice.

3.    Except as amended hereby, the CDSA is hereby ratified by the Parties and shall continue in full force and effect. This Amendment, together. with the CDSA, contains the entire agreement of the Parties hereto and supersedes all earlier agreements and understandings, oral and written, between the Parties hereto with respect to the subject matter hereof.

The Parties have caused this Amendment to be executed by their respective authorized representatives as of the Effective Date.

A123 Systems, Inc.		Black & Decker (U.S.), Inc.
By:	/s/ Dave Vieau	By:	/s/ Vishak Sankaran
Name:	Dave Vieau	Name:	Vishak Sankaran
Title:	CEO	Title:	V.P. Global Sourcing

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  Exhibit 10.26
ARTICLE II—INVENTIONS
ARTICLE III—FIELDS
ARTICLE IV—EXCLUSIVITY
ARTICLE V—CONFIDENTIALITY
ARTICLE VI—TERM AND TERMINATION
ARTICLE VII—MISCELLANEOUS
AMENDMENT TO COOPERATIVE DEVELOPMENT AND SUPPLY AGREEMENT
R E C I T A L S
AMENDMENT TO CO-OPERATIVE DEVELOPMENT & SUPPLY AGREEMENT
RECITALS
EXHIBIT A Quotation
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